UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

January 26, 2004

Date of Report (Date of earliest event reported)

DJ ORTHOPEDICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-16757	33-0978270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2985 Scott Street
Vista, California		92081
(Address of principal executive offices)		(Zip Code)

(800) 336-5690

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)       Exhibits.

Exhibit No.	Document
99.1	Press release dated January 26, 2004 relating to dj Orthopedics, Inc.’s comments on trading activity and expected net revenues and net income for the fourth quarter.

Item 12. Results of Operations and Financial Condition

On January 26, 2004, dj Orthopedics, Inc. issued a press release stating that the Company has not issued any news and is not aware of any events that would account for the unusual trading activity.  Also, the Company stated that it expects to report net revenues for the fourth quarter of $54.6 million with net income of $0.21 per share.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DJ ORTHOPEDICS, INC.

(Registrant)

Date: January 27, 2004	BY: /s/ LESLIE H. CROSS
Leslie H. Cross
President and Chief Executive Officer (Principal Executive Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press release dated January 26, 2004 relating to dj Orthopedics, Inc.’s comments on trading activity and expected net revenues and net income for the fourth quarter.